Exhibit 23.3

Consent of PricewaterhouseCoopers LLP

Consent of Independent Public Registered Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2003 relating to the financial statements of Anworth Mortgage Asset Corporation which appears in Anworth Mortgage Asset Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Los Angeles, California

November 3, 2005